UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2015

SIGNPATH PHARMA INC.
(Exact name of registrant as specified in its charter)

Delaware	333-158474	20-5079533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3477 Corporate Parkway, Suite 100, Center Valley, PA 18034
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (215) 538-9996

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01                      CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a)           Dismissal of Independent Registered Accounting Firm

On January 27, 2015, the Board of Directors (the “Board”) and the Audit Committee of the Board (the “Audit Committee”) of SignPath Phama Inc., a Delaware corporation (the “Company”), approved the termination of M&K CPAS, PLLC (“M&K”) as the Company’s Independent Certified Public Accountants for the Company’s fiscal year ended December 31, 2014.  The Chairman of the Audit Committee sent M&K a termination letter on January 29, 2015.

During the Company’s two most recent fiscal years and in the subsequent interim period through the date of this Form 8-K, (i) there were no disagreements between the Company and M&K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements; and (ii) there were no reportable events as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K.

The reports of M&K on the Company’s consolidated financial statements for the fiscal years ended December 31, 2013 and 2012 did not contain an adverse opinion or disclaimer of opinion, or qualified opinion, audit scope, or accounting principles, except for an explanatory paragraph in the audit reports for such fiscal years indicating substantial doubt about the Company’s ability to continue as a going concern.

The Company provided M&K with a copy of the foregoing disclosures and requested it to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether M&K agrees with the statements made by the Company in this Report.  A copy of the letter has been filed as Exhibit 16.1 to this Form 8-K.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

Exhibit Number	Description

16.1	Letter from M&K CPAS, PLLC, dated February 2, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNPATH PHARMA INC.

Dated: February 2, 2015	By:	/s/ Lawrence Helson
Name: Lawrence Helson, M.D.
Title: Chief Executive Officer